EXHIBIT 32 – SECTION 1350 CERTIFICATIONS

Certification of Principal Executive Officer
Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. 1350

In connection with the Annual Report of MICROS Systems, Inc. (the “Company”) on Form 10-K (“Form 10-K”) for the fiscal year ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof, I, A.L. Giannopoulos, Chairman, President and Chief Executive Officer of MICROS Systems, Inc. (“Registrant”), certify that to the best of my knowledge:

(1)	The Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 29, 2008	/s/ A.L. Giannopoulos
A.L. Giannopoulos

Certification of Principal Executive Officer
Pursuant to Rule 13a-14(b) of the Securities Exchange Act of 1934 and 18 U.S.C. 1350

In connection with the Annual Report of MICROS Systems, Inc. (the “Company”) on Form 10-K (“Form 10-K”) for the fiscal year ended June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof, I, Gary C. Kaufman, Executive Vice President, Finance and Administration, and Chief Financial Officer of MICROS Systems, Inc. (“Registrant”), certify that to the best of my knowledge:

(1)	The Form 10-K fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 29, 2008	/s/ Gary C. Kaufman
Gary C. Kaufman